                                                                      EXHIBIT 21


                   SUBSIDIARIES OF UNITED PARCEL SERVICE, INC.
                              AS OF MARCH 26, 2002


NAME OF SUBSIDIARY                                  JURISDICTION OF ORGANIZATION
------------------                                  ----------------------------
United Parcel Service General Services Co.          Delaware
United Parcel Service Co.                           Delaware
UPS Worldwide Forwarding, Inc.                      Delaware
United Parcel Service, Inc.                         Ohio


The names of particular subsidiaries are omitted pursuant to Item 601(b)(21)(ii) of Regulation S-K.